UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2014

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 654 - 999 Canada Place Vancouver, BC, Canada	V6C 3E1

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 688-8323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The shareholders of Company voted on the two proposals listed below at the Company’s Annual Meeting held on April 28, 2014. The final voting results for each proposal are set forth below.

Proposal 1 - Election of Directors

The eight nominees set forth in the Company’s Management Proxy Circular dated March 19, 2014 were elected as directors to hold office on the Company’s board of directors (the “Board of Directors”) for the ensuing year or until their successors are elected or appointed, by resolution passed by a majority of the votes cast.

Robert M. Friedland:	Votes for:	29,062,275
	Votes withheld:	1,213,670
	Broker non-votes:	30,196,473

A. Robert Abboud:	Votes for:	29,150,628
	Votes withheld:	1,125,317
	Broker non-votes:	30,196,473

Howard R. Balloch:	Votes for:	29,148,670
	Votes withheld:	1,127,275
	Broker non-votes:	30,196,473

Carlos A. Cabrera	Votes for:	28,942,131
	Votes withheld:	1,333,814
	Broker non-votes:	30,196,473

Robert G. Graham:	Votes for:	28,804,566
	Votes withheld:	1,417,379
	Broker non-votes:	30,250,473

Peter G. Meredith:	Votes for:	29,019,440
	Votes withheld:	1,256,505
	Broker non-votes:	30,196,473

Alexander A. Molyneux:	Votes for:	29,075,794
	Votes withheld:	1,200,151
	Broker non-votes:	30,196,473

Robert A. Pirraglia:	Votes for:	29,215,606
	Votes withheld:	1,060,339
	Broker non-votes:	30,196,473

Proposal 2 - Appointment of Auditors

Deloitte LLP was reappointed as auditor of the Company to hold office until the close of the next annual meeting of shareholders or until their successors are appointed, by a resolution passed by a majority of the votes cast on a show of hands vote on the resolution.

Votes for:	57,941,398
Votes withheld:	2,531,020
Broker non-votes:	0

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
99.1	Ivanhoe Energy Inc. press release dated April 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2014	IVANHOE ENERGY INC.

“Gerald Schiefelbein”
Name: Gerald Schiefelbein
Title: Sr. VP Finance and Chief Financial Officer